CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Defiance Next Gen Connectivity ETF, Defiance Junior Robotics ETF, and Defiance Junior Cloud Computing and Big Data ETF, each a series of ETF Series Solutions, under the headings “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ Cohen and Company, Ltd.
Cohen & Company, Ltd.
Milwaukee, Wisconsin
March 1, 2019